Exhibit 10.01

                           ASSIGNMENT OF PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns, and transfers to TAYLOR AND ASSOCIATES, INC., Attorneys and Counselors at Law, a Utah corporation, all right, title, and interest in and to the attached Promissory Note dated December 1, 1998, executed by JOHN H. HAMILTON, JR., as Maker, in favor of DIVERSIFIED INDUSTRIES, INC., a Utah corporation, as Holder, the money due and to become due thereon with interest, and all rights accrued or to accrue under said Promissory Note.

     DATED THIS THIRTY-FIRST DAY OF DECEMBER, 1998

     BY: DIVERSIFIED INDUSTRIES, INC.



     /S/Elliott N. Taylor, President

                                  PROMISSORY NOTE



$25,000.00                                              DATE: December 1, 1998

     FOR VALUE RECEIVED, JOHN H. HAMILTON, JR. ("Maker"), with offices at 6125 West Sam Houston Parkway North, Suite 206, Houston, Texas 77041, promises to pay to DIVERSIFIED INDUSTRIES, INC., a Utah corporation (the "Holder"), the principal amount of Twenty-Five Thousand Dollars ($25,000.00) with interest at ten percent (10%) per annum on the unpaid principal balance.

     1. Payment and Term. Payment of the principal amount and accrued interest is due and payable in eight (8) equal quarterly payments of Three Thousand Four Hundred Eighty-six Dollars and Sixty-eight Cents ($3,486.68) beginning March 1, 1999 and continuing until December 1, 2000 (per the amortization schedule attached hereto as Schedule A). Payment shall be made in lawful money of the United States to the Holder at 3090 East 3300 South, Suite 400, Salt Lake City, Utah 84109 or such other address as the Holder of this Note may from time to time designate.

     2. Prepayment. Prepayment in whole or in part at any time and from time to time of the obligations under this Note may be made without penalty.

     3. Events of Default. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to Maker, declare the unpaid balance of the principal and all interest then accrued on the Note to be immediately due and payable, and the principal and accrued interest shall become immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

     (a) Default in the payment of the principal and interest of the Note or any portion thereof when the same shall become due and payable, unless cured within ten (10) days after notice thereof by Holder or the holder of such Note to Maker;

     (b) Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

     (c) An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver or trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

     4. Waivers and Assent to Extension, Indulgence, or Release. Maker hereby waives presentment, demand, notice, protest, notice of protest, or enforcement of this Note, assents to any extensions or postponements of the time of payment or any other indulgence and to the addition or release of any other party or person primarily or secondarily liable. None of the rights and remedies of the Holder hereunder are to be waived or affected by failure or delay to exercise them. All remedies conferred on Holder under this Note shall be cumulative and none is exclusive. Such remedies may be exercised currently or consecutively at Holder's option.

     5. Attorneys' Fees. If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by Holder, because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by Holder in so doing.

     6. Construction and Governing Law. This Note shall be governed by and construed in accordance with the laws of the state of Utah.

                                          MAKER:


                                          /S/John H. Hamilton, Jr.

        IRREVOCABLE AGREEMENT FOR THE SALE AND PURCHASE OF REAL PROPERTY

     This Agreement for the Sale and Purchase of Real Property, (hereinafter, the "Agreement"), is made and entered into by and between Diversified Industries, Inc., a Utah corporation, (hereinafter, the "Seller"), and John H. Hamilton, Jr., (hereinafter, the "Buyer") (Buyer and Seller hereinafter referred to together or collectively as the "Parties"), based on the following:

                                  AGREEMENT

     In consideration of the mutual representations set forth below and the mutual benefits to be derived by the Parties from the sale and purchase of the subject real property, it is understood and agreed by the Parties as follow:

                          Article I: The Property.

A. Seller agrees to sell and Buyer agrees to purchase irrevocably from Seller, (hereinafter, the "Sale and Purchase"), on the terms and conditions herein contained, certain improved real property located in Harris County, TX, and described more particularly on Exhibit "A: attached hereto and hereby incorporated herein by reference (hereinafter referred to as the "Property").

                  Article II: Purchase Price and Payment.

A. Buyer agrees to pay for the Property the Purchase Price of Twenty-Five Thousand Dollars ($25,000.00 U.S.), hereinafter the "Purchase Price."

B.  The Purchase Price for the Property shall be paid by Buyer as follows:

  (i)  See attached Schedule A.

  (ii) The first quarterly installment is due and payable to the Seller at 3090 East 3300 South, Suite 400, Salt Lake City, Utah, 84109, on or by March 1, 1999, which first payment is for the first quarterly installment covering the months December 1998, January 1999, and February 1999.

C. Buyer represents that Buyer has a sufficient stream of income so as to be able to close this Sale and Purchase in accordance with this Agreement.

D. The payment obligation of Buyer hereunder shall be evidence by a promissory note of even date herewith (hereinafter, the "Promissory Note") executed by Buyer in favor of Seller.

                          Article III: Closing

A. The Sale and Purchase shall be Closed on or by December 10th, 1998, in Harris County, TX (hereinafter, the "Closing"). Closing means and shall occur when (a) Seller and Buyer have signed and delivered to each other all documents required by this Agreement and by applicable law; and (b) the Warranty Deed has been recorded transferring title to the Property to the Buyer. Seller and Buyer each represent that each will deposit with each other all documents and monies required to complete this Sale and Purchase in accordance with this Agreement.

                  Article IV: Good Faith Negotiation.

A. By signing this Agreement, the Parties expressly represent that they have, individually and collectively, negotiated and agreed upon the Purchase Price and the other terms and conditions of the Sale and Purchase in good faith.

                 Article V: Possession and Risk Assumption.

A. Seller has heretofore delivered possession of the Property to Buyer and the Buyer assumed full responsibility for the Property on November 30th, 1998, in accordance with a Quit-Claim deed executed by Seller in favor of Buyer and dated November 30th, 1998.

  Article VI: Conveyance of the Property to Buyer by Warranty Deed and Condition of the Title to the Property and Issuance of Title Insurance.

A. Seller shall convey the Property to Buyer by way of a Warranty Deed. Buyer shall provide title insurance at Buyer's expense if Buyer so desires. Otherwise, Buyer agrees to purchase and receive title to the Property "as is" and hereby acknowledges that Seller has not made, nor will make, any representations whatsoever as to the condition of the title to the Property. Buyer acknowledges that Buyer has satisfied itself as to any inquiries the Buyer may desire to make regarding the Property or the condition of the title to the Property. Title to the Property shall vest in John H.
Hamilton, Jr.

              Article VII: Physical Condition of the Property.

A. Buyer expressly purchases the Property subject to Buyer's own physical inspection of the Property and subject to all of the latent and patent material and other defects of the Property. Buyer acknowledges that Buyer has had ample opportunity to inspect the Property and has inspected the Property and purchases the Property without reservation whatsoever. Consequently, Buyer hereby waives Buyer's rights, if any, to have, hold, and inspect any Seller provided report or other disclosure document covering the Property before the execution of this Agreement and the Closing.

B. Anything to the contrary notwithstanding, the Parties hereby agree to contract for the Sale and Purchase of the Property in an "as is" condition and Buyer hereby expressly agrees to receive and accept the Property as is and all potential liability associated therewith. Buyer acknowledges that Buyer has satisfied itself as to any inquires the Buyer may desire to make regarding the Property or the condition of the Property. Buyer expressly represents that Buyer is not relying whatsoever on disclosures or representations or any other statements made by Seller regarding the condition of the Property but is purchasing the Property based on Buyer's assessment and acceptance of the condition, state, history, use, and value of the Property.

      Article VIII: No Hazardous Substances or Environmental Warranties.

A. Seller expressly makes no warranties or representations whatsoever regarding hazardous or toxic substances upon the Property and regarding the environmental condition of the Property. Buyer hereby expressly acknowledges that Buyer is purchasing and receiving the Property "as is." Seller shall not be responsible under any circumstances for the cost of removal from the Property of any "Hazardous Substances," as such term is defined by applicable federal, state, or local law, (hereinafter, "Hazardous Substances") or any other type of environmental compliance whatsoever.

B. Buyer irrevocably agrees and hereby indemnifies, defends, and holds the Seller harmless from and against any and all costs directly or indirectly arising out of or resulting from the presence or release of any Hazardous Substances or toxic materials on the Property at or prior to the Closing.

This indemnity shall survive the Closing.

                   Article IX: Legal Capacity and Authority.

A. Seller and Buyer, respectively, each represent and warrant that each has the legal capacity and proper authority to enter into and be bound by this Agreement and its terms under all applicable laws and any ancillary individual obligations or arrangements.

                        Article X: Attorney's Fees.

A. The prevailing party shall be entitled to recover attorney's fees and costs in any action for breach of this Agreement or to enforce any rights under this Agreement.

                 Article XI: No Real Estate Sales Commission.

A. No real estate sales commission shall be payable to anyone as a result of this Sale and Purchase.

Article XII: Compliance with the Residential Lead-Based Paint Hazard Reduction Act.

A. Texas has adopted, and subsequently amended, its own version of the Residential Lead Based Paint Hazard Reduction Act (hereinafter, the "L-B Act"). It appears that the L-B Act applies to this Sale and Purchase. Consequently, the applicable disclosures of the L-B Act are set forth herein in the attached Exhibit "B" which Exhibit "B" is hereby incorporated by reference herein.

Buyer, having read and fully understanding the contents and purposes of Exhibit "B" hereby waives (1) Buyer's right and time to inspect for lead-based paint; (2) Buyer's right to receive from Seller the pamphlet entitled "Protect Your Family from Lead in Your Home;" and (3) Buyer's right to void this Sale and Purchase on account of a lead-based paint objection; and agrees to purchase the Property "as-is" and consummate this Agreement notwithstanding the potential presence of lead-based paint on, in, upon, or around the Property by promptly completing this Sale and Purchase and forever releases and agrees to indemnify and hold harmless Seller from any liability whatsoever on account of or in connection with the presence, or potential presence, of lead-based paint on, in, upon, or around the Property.

                   Article XIII: Agreement to Correct.

A. In the event that any of the documents, exhibits, etc., as prepared should require modification in order to comply with applicable law or otherwise, Seller and Buyer jointly and severally agree to cooperate with each other and/or Seller's counsel to perfect any and all documents. Said corrections are not solely limited to clerical errors.

              Article XIV: General Property Tax Agreement.

A. In connection with the General Property Taxes applicable to the Property, Seller is not paying nor crediting to Buyer any amount whatsoever on, for, or otherwise for General Property taxes and Buyer hereby purchases the Property subject to any and all Taxes, liens, encumbrances, etc., with no contribution from Seller and no liability to Seller whatsoever. Buyer acknowledges this Agreement as a final and full settlement of General Property Taxes covering the Property and agrees to pay said taxes as same become due.

B. It is further understood by and between Seller and Buyer that nothing has been paid to the County Treasurer/Assessor or retained in any way for payment of accrued General Property Taxes as same become payable in 1998, but that it is the sole responsibility of the Buyer to insure payment of same.

                     Article XV: General Provisions.

A. Notices: Unless otherwise provided herein, any notice, tender, or delivery to be given hereunder by either party to the other may be effected by personal delivery in writing, by facsimile transmission where receipt of same is acknowledged by the intended recipient, or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of mailing. Mailed notices shall be addressed as set forth below, but each party may change his address by written notice in accordance with this paragraph.

Seller:
Diversified Industries, Inc.
3090 East 3300 South
Suite 400
Salt Lake City, UT 84109

Buyer:
John H. Hamilton, Jr.
6125 West Sam Houston Parkway North
Suite 206
Houston TX 77041

B. Organization of Agreement: This Agreement shall be construed as a whole and in accordance with its fair meaning. Organization is for convenience and shall not be used in construing meaning.

C. Prior Agreements: This Agreement constitutes the entire understanding and agreement between Seller and Buyer with respect to the subject matter hereof and supersedes and replaces any and all prior agreements and understandings pertaining thereto. No other agreement(s), statement(s), or promise(s) now or in the future made by or to any party or by or to any employee, officer, or agent of any party are binding and are hereby expressly excluded herefrom.

D. Amendment of Agreement: This Agreement cannot be amended or modified except by a written agreement signed by both Seller and Buyer.

E. Construction and Governing Law: This Sale and Purchase and this Agreement and its terms shall be governed by and construed in accordance with the laws of the State of Texas, and not the laws pertaining to choice or conflict of laws.

F. Facsimile Transmission: Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of any party hereto, the Parties will confirm facsimile transmitted signatures by signing an original document.

G.  Assignment: Buyer's rights under this Agreement may not be assigned.

H. Severability: If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the maximum extent permissible under applicable law.

I. Agreement Binding: This agreement shall be binding upon the parties hereto and upon their heirs, personal representatives, administrators, successors, and assigns, and the parties hereto agree for themselves and their heirs, personal representatives, administrators, successors, and assigns, to execute any and all instruments in writing which are or may become necessary or proper to carry out the purpose and intent of this Agreement.

J. Titles and Subtitles: Titles of the articles, paragraphs, and the subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending, or changing the express terms and provisions of the Partnership Agreement.

K. Words and Gender or Number: As used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

L. Validity: If any portions of this Agreement shall be held invalid or inoperative, then, insofar as it is reasonable and possible,

 (a) the remainder of this Agreement shall be considered valid and operative, and

 (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

     IN WITNESS WHEREOF, the Seller and Buyer, each warranting respectively that each has the right and authority to sign below and so bind itself, have caused this Agreement to be executed as of the First day of December, 1998, to be legally bound by its terms, and to be effective as of such date.

SELLER:
By:/S/Elliott N. Taylor, President

Diversified Industries, Inc.

BUYER:

/S/John H. Hamilton, Jr.

                                                             Exhibit A
                                                               Page 1

                               DESCRIPTION

A 1.507 acre tract out of the T. Earle A-18, of Harris County, Texas, known as Sue Cille Apartments, being further described by metes and bounds hereto attached:

TRACT I:

A parcel of land containing 0.2755 acres out of a 2 acre tract conveyed to Laurel B. McNay, Jr., by deed dated October 4, 1950, and recorded in Volume 2317, Page 613, Deed Records of Harris County, Texas, being located in the Thos. Earle Survey, Abstract No. 18, in Harris County, Texas, also being a portion of the 0.2755 acre tract of land out of said Survey, described in a Deed from Tom Hearne, et ux, Lucille Hearne, to Delta Realty Corporation, dated December 11, 1961, and recorded in Volume 4577, Page 151, Deed Records of Harris County, Texas, said 0.2755 acre tract more fully described by metes and bounds as follows, to-wt:

BEGINNING at a point which is North 89 deg. 42 min. 24 sec. East 465.54 feet along the North line of the Houston Lighting and Power Company 150 foot right-of-way, and North 00 deg. 27 min. 36 sec. West 38.55 feet from the Southeast corner of Red Bluff Terrace Section No. 6, and the Southwest corner of the Thomas Earle Survey, A-18;

THENCE continuing North 00 deg. 27 min. 36 sec. West, 120 feet along the West line of South Avenue 100 foot right-of-way, to a point for corner, said point being the intersection of Fleming Drive, 60 feet in width right-of-way and South Avenue 100 foot right-of-way;

THENCE South 89 deg. 42 min. 24 sec. West 100 feet along the South line of Fleming Drive, 60 foot right-of-way, to a point for corner;

THENCE South 00 deg. 27 min. 36 sec. East, 120 feet parallel to and 100 feet from the West line of South Avenue, 100 foot right-of-way to a point for corner;

THENCE North 89 deg. 42 min. 24 sec. East 100 feet, parallel to and 120 feet from the South line of Fleming Drive 60 foot right-of-way to the PLACE OF BEGINNING.

                                                              Exhibit A
                                                                Page 2

                               DESCRIPTION

TRACT II:

A parcel of land containing 0.4798 acres of a 2 acre tract conveyed to Laurel
E. McNay, Jr., by Ara Verne E. McNay by deed dated October 4, 1950 , and recorded in Volume 2317, Page 613 of the Harris County Deed Records being located in the Thos. Earle Survey, A-18, Pasadena, Harris County, Texas, and being more particularly described by metes and bounds as follows, to-wit:

BEGINNING at a point in the North line of Houston Lighting and Power Company 150 foot right-of-way, said point being, North 89 deg. 42 min. 24 sec. East,
257.77 feet from the Southeast corner of Red Bluff Terrace, Section 6, and the Southwest corner of the Thos. Earle Survey, A-18;

THENCE continuing North 89 deg. 42 min. 24 sec. East, 207.77 feet to a point for corner in the West line of South Avenue, 100 foot right-of-way;

THENCE North 00 deg. 27 min. 36 sec. West, 38.55 feet along the West line of South Avenue 100 foot right-of-way, to a point for corner;

THENCE South 89 deg. 42 min. 24 sec. West 100 feet along a line 120.00 feet parallel to and South of Flamborough Drive, 60 foot right-of-way;

THENCE North 00 deg. 27 min. 36 sec. West 120.00 feet along a line 100.00 feet West of and parallel to South Avenue 100 foot right-of-way, to a point for corner in the south right-of-way line of Flamborough Drive, 60 foot right-of-way;

THENCE South 89 deg. 42 min. 24 sec. West 107.24 feet along the South line of Flamborough Drive 60 foot right-of-way, to a point for corner;

THENCE South 00 deg. 16 min.06 sec. East 158.56 feet to the PLACE OF
BEGINNING.

                                                             Exhibit A
                                                               Page 3

                                DESCRIPTION

TRACT III:

All that certain tract or parcel of land in the Thomas earl Survey, Abstract No. 18, in the City of Pasadena, Harris county, Texas, being out of and a part of that certain 4 acres tract of land conveyed by Illa May Jones, et al, to Ara Verne E. McNay by Deed dated July 7, 1948, recorded in Volume 1794, Page 238, of the Deed Records of Harris County, Texas, and being more particularly described by metes and bounds as follows, to-wit:

BEGINNING at a point in the South line of said 4 acre tract above referred to which point is located 207.6 feet West of the point of intersection of the west line of South Avenue, based on a width of 100 feet with the North line of the Houston Lighting and Power company a 150 foot right-of-way; said point of intersection being the Southeast corner of said 4 acre tract;

THENCE West along the North line of said Houston Lighting and Power Company right-of-way a distance of 205.5 feet to a point for corner in the east line of the Phillips Petroleum Company tract of land;

THENCE North along said Phillips tract a distance of 158.55 feet to a point for corner in the South line of a 30 foot right-of-way conveyed to the city of Pasadena by Deed dated January 28, 1958;

THENCE East along the South line of said right-of-way a distance of 205.5 feet to a point for corner;

THENCE South 158.55 feet to the PLACE OF BEGINNING, and being the same tract of land described in Deed dated December 15, 1958, from Laurel E. McNay, Jr. to South Avenue Baptist Church, recorded in Volume 3612, Page 460 of the Deed Records of Harris County, Texas, and further described in a Deed from South Avenue Baptist Church of Pasadena, Texas, as religious corporation to Tom Hearne dated November 30, 1962, filed for record on January 31, 1963, in the Office of the County Clerk of Harris County, Texas, under County Clerk's File No. 634883B.

Schedule A

Loan Amortization Results     Thu Nov 12 10:28:17 1998

Principal    Payment      APR     Total Interest     Total Loan Value
----------   --------   -------   --------------     ----------------
$25,000.00   $3486.68   10.000%     $2893.44            $27,893.44


                        Amortization Table

Pmt No.      Principal           Interest           Balance
-------      ----------          --------          -----------
1            $ 2,861.68          $ 635.00          $ 22,138.32
2              2,933.22            553.46            19,205.10
3              3,006.55            480.13            16,198.55
4              3,081.72            404.96            13,116.83
5              3,158.76            327.92             9,958.07
6              3,237.73            248.95             6,720.34
7              3,318.67            168.01             3,401.67
8              3,401.64             85.04                 0.03

EXHIBIT "B"

LEAD WARNING STATEMENT

1. You have an absolute legal right to inspect the Property for lead paint hazards before being bound by the Agreement to purchase the Property. You may, however, shorten such period of time for making such inspection, or waive it all together. This Agreement is contingent upon the results of your inspection.

2. Seller has no actual or specific knowledge of the use or existence of lead-based paint in, on, or about the Property, but cannot guarantee that lead-based paints have not been used in, on, or about the Property.

3. You are entitled to receive from Seller a copy of a pamphlet entitled "Protect Your Family from Lead in Your Home." The pamphlet, published by the federal Environmental Protection Agency, discusses various lead hazards. Seller believes that Illinois has not yet developed an informational brochure or disclosure form.

Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.